UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 1, 2015

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FLUIDIGM CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, Fredric Walder, Chief Operating Officer (“COO”) of Fluidigm Corporation (the “Company”), provided notice to the Company that he will relinquish his title and responsibilities as the Company’s COO and as an officer of the Company, effective October 12, 2015. Mr. Walder also notified the Company that he would take a leave of absence as an employee for up to three months to address certain personal family matters. During the leave, Mr. Walder will continue to receive employment benefits in accordance with the terms of the Company’s employee benefit plans and applicable law. Vesting of Mr. Walder’s outstanding unvested equity awards will be suspended during any unpaid period of his leave of absence. Mr. Walder will remain eligible to receive a pro-rated bonus payment with respect to the Company’s fiscal year ending December 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: October 7, 2015	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer